Exhibit 10.1

WATTS WATER TECHNOLOGIES, INC.

MANAGEMENT STOCK PURCHASE PLAN

Amended and Restated as of January 1, 2005

I.              INTRODUCTION

The purpose of the Watts Water Technologies, Inc. Management Stock Purchase Plan (the “Plan”) is to provide equity incentive compensation to selected management employees of Watts Water Technologies, Inc. (the “Company”) and its subsidiaries.  Participants in the Plan may elect to receive restricted stock units (“RSUs”) in lieu of all or a portion of their annual incentive bonus and, in some circumstances, make after-tax contributions in exchange for RSUs.  Each RSU represents the right to receive one share of the Company’s Class A Common Stock (the “Stock”) upon the terms and conditions stated herein.  RSUs are granted at a discount of 33% from the fair market value of the Stock on the Valuation Date (as defined in Subsection IV(B) below).  Vested RSUs will be settled in shares of Stock after a period of deferral selected by the participant, or upon termination of employment, if earlier.

The Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the guidance promulgated thereunder (“Section 409A”).  The Plan should be interpreted in a manner to comply with Section 409A.  In addition, this Plan is a “top hat plan” subject to certain provisions of the Employee Retirement Income Security Act of 1974.

II.            ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).  Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”).  The Committee shall have complete discretion and authority with respect to the Plan and its application, except as expressly limited herein.  Determinations by the Committee shall be final and binding on all parties with respect to all matters relating to the Plan.

III.           ELIGIBILITY

Management employees of the Company and its subsidiaries as designated by the Committee shall be eligible to participate in the Plan.

IV.           PARTICIPATION

A.            Restricted Stock Units.  Participation in the Plan shall be based on the award of RSUs.  Each RSU awarded to a participant shall be credited to a bookkeeping account established and maintained for that participant.

B.            Valuation of RSUs; Fair Market Value of Stock.  The value of each RSU, for purposes of the Plan, shall be determined as follows:  The “Cost” of each RSU shall be equal to 67% of the fair market value of the Stock on the relevant Valuation Date.  The “Valuation Date” for each year is the date that is the third business day after the date that the Company releases its year-end earnings to the public.  The “Value” of each RSU shall be equal to its Cost plus simple interest per annum on such amount at the one-year U.S. Treasury Bill rate (as published in The Wall Street Journal) in effect on the Valuation Date and each anniversary thereof.  For all purposes of the Plan, the “fair market value of the Stock” on any given date shall mean the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange.

C.            Election to Participate.  Each year, each participant may elect to receive an award of RSUs under the Plan in lieu of any bonus payable for a subsequent calendar year by completing a Bonus Deferral and RSU Subscription Agreement (“Subscription Agreement”).  The Subscription Agreement shall provide that the participant elects to receive RSUs in lieu of a specified portion of any annual incentive bonus to be earned in the following calendar year.  Such portion may be expressed as either (1) a specified percentage of the participant’s actual bonus amount; (2) the lesser of a specified percentage or a specified dollar amount of the participant’s actual bonus amount; or (3) a specified dollar amount up to 100% of the participant’s targeted maximum bonus.  Any dollar amount specified must be at least $1,000; and any percentage specified must be at least 10% and not more than 100%.  Amounts specified pursuant to methods (1) and (2) are entirely contingent on the amount of bonus actually awarded.  Where the participant specifies a fixed dollar amount pursuant to method (3), however, the Subscription Agreement shall provide that, if the specified dollar amount exceeds the actual bonus amount awarded, the participant undertakes to pay the excess, in cash or by check, to the Company within five days after the date the participant receives notice of the bonus amount.

D.            Deferral Beyond Vesting Period.  Each Subscription Agreement shall specify a deferral period, beyond the three-year vesting period, for the RSUs to which it pertains.  The deferral period shall be expressed as a number of whole years, not less than three, beginning on the Valuation Date.  Subscription Agreements must be received by the Company no later than December 31 of the year prior to the year in which the bonus amount will be earned.  Notwithstanding the foregoing, to the extent that any bonus deferred hereunder constitutes “performance-based compensation” within the meaning of Section 409A, Subscription Agreements with respect to such compensation must be received by the Company no later than six months before the end of the so-called performance period to which such bonus relates.

E.             Changes to Deferral Period before December 31, 2005.  At any time before December 31, 2005, a participant may change the deferral period specified in a Subscription Agreement that was in effect prior to December 31, 2005.

F.             Changes to Deferral Period after January 1, 2006.  Effective January 1, 2006, a participant may change the deferral period specified in a Subscription Agreement to extend the deferral period, provided, however, that any such change must be made at least 12 months before the original distribution date.  Any such change shall not become effective for 12 months after it is made.  In addition, any such change must extend the deferral period for a minimum of five additional years from the original distribution date.  Participants are not permitted to change a deferral to reduce the length of a deferral period.

G.            Award of RSUs.  On each annual Valuation Date, the Company shall award RSUs to each participant as follows:  Each participant’s account shall be credited with a whole number of RSUs determined by dividing the amount (expressed in dollars) that is determined under his or her Subscription Agreement by the Cost of each RSU awarded on such date.  No fractional RSU will be credited and the amount equivalent in value to the fractional RSU will be paid out to the participant currently in cash.

V.            VESTING AND SETTLEMENT OF RSUs

A.            Vesting.  A participant shall become vested in the RSUs that are awarded in a year over a three-year vesting period in which one-third of the RSUs shall vest on each anniversary of the Valuation Date on which the RSUs were awarded as long as the participant remains employed by the Company or a subsidiary on each such anniversary date.

B.            Settlement After Vesting.  With respect to each vested RSU, the Company shall issue to the participant one share of Stock within 30 days after the earliest of: (i) the end of the deferral period specified in the participant’s Subscription Agreement pertaining to such RSU; (ii) the date of the participant’s termination of employment with the Company and its subsidiaries; (iii) the date of the participant’s death; or (iv) the date the participant becomes Disabled (as defined below).

For purposes of this Plan, a participant shall be “Disabled” if the participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer.

C.            Settlement Prior to Vesting.  If a participant terminates his/her employment with the Company, the participant’s nonvested RSUs shall be canceled and he or she shall receive a cash payment equal to the lesser of (a) the Value of such RSUs or (b) an amount equal to the number of such RSUs multiplied by the fair market value of the Stock on the date of the participant’s termination of employment.

D.            Committee’s Discretion.  The Committee shall have complete discretion to determine the circumstances of a participant’s termination of employment, including whether the same is a result of Disability, and the Committee’s determination shall be final and binding on all parties and not subject to review or challenge by any participant or other person.  Except as otherwise provided in Subsection VIII.(C) hereof, in no event may the Committee apply its discretion to accelerate the time or schedule of any payment made under the Plan.

E.             Waiting Period Applicable to Officers.  Notwithstanding the provisions of Subsections V.(B) and V.(C) above, any participant who is a “key employee” within the meaning of Section 416(i) of the Code (which generally includes any officers of the Company) may not receive any payment or settlement with respect to his/her RSUs in connection with his/her termination of employment until the expiration of a six month waiting period following such termination of employment.  This waiting period does not apply to the termination of an officer’s employment as a result of the officer’s death or Disability (as defined in Subsection V.(B) above).

VI.           DIVIDEND EQUIVALENT AMOUNTS

Whenever dividends (other than dividends payable only in shares of Stock) are paid with respect to Stock, each participant shall be paid an amount in cash equal to the number of his or her vested RSUs multiplied by the dividend value per share.  In addition, each participant’s account shall be credited with an amount equal to the number of such participant’s nonvested RSUs multiplied by the dividend value per share.  Amounts credited with respect to each nonvested RSU shall be paid, without interest, on the date the participant becomes vested in such RSU, or when the participant receives payment of his or her nonvested RSUs pursuant to Subsection V.(C).

VII.         DESIGNATION OF BENEFICIARY

A participant may designate one or more beneficiaries to receive payments or shares of Stock in the event of his/her death.  A designation of beneficiary may apply to a specified percentage or a participant’s entire interest in the Plan.  Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company.  If there is no effective designation of beneficiary, or if no beneficiary survives the participant, the participant’s estate shall be deemed to be the beneficiary.

VIII.        SHARES ISSUABLE; MAXIMUM NUMBER OF RSUs; ADJUSTMENTS; CHANGE IN CONTROL

A.            Shares Issuable.  The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,000,000.  For purposes of this limitation, the shares of Stock underlying any RSUs that are canceled shall be added back to the shares of Stock available for issuance under the Plan.  Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently re-acquired by the Company.

B.            Adjustments.  In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of Stock or securities with respect to which RSUs shall thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding RSUs; (iii) the number of RSUs credited to each participant’s account; and (iv) the method of determining the value of RSUs.

C.            Change in Control.  In the event of any proposed merger, consolidation, sale, dissolution or liquidation of the Company, all non-vested RSUs shall become fully vested upon the effective date of such merger, consolidation, sale, dissolution or liquidation and the Committee in its sole discretion may, as to any outstanding RSUs, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and the number of shares subject to such RSUs as it may determine on an equitable basis and as may be permitted by the terms of such transaction, or terminate such RSUs upon such terms and conditions as it shall provide.  In the event that any such merger, consolidation, sale, dissolution or liquidation of the Company constitutes a “change in control event” for purposes of Section 409A, the Committee may terminate the Plan and make payment with respect to each RSU (taking into account any adjustment provided for herein), provided that such payment is made within 12 months of such change in control event.

IX.           AMENDMENT OR TERMINATION OF PLAN

The Company reserves the right to amend or terminate the Plan at any time, by action of its Board of Directors, provided that no such action shall adversely affect a participant’s rights under the Plan with respect to RSUs awarded and vested before the date of such action, and provided, further, that Plan amendments shall be subject to approval by the Company’s shareholders to the extent required by the Act to ensure that awards are exempt under Rule 16b-3 promulgated under the Act or as otherwise required by applicable law, including the relevant listing requirements of the New York Stock Exchange.

X.            MISCELLANEOUS PROVISIONS

A.            No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring shares of Stock under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.  No shares of Stock shall be issued until all applicable securities laws and other legal and stock exchange requirements have been satisfied.  The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock as it deems appropriate.

B.            Withholding.  Participation in the Plan is subject to any required tax withholding on wages or other income of the participant in connection with the Plan.  Each participant agrees, by entering the Plan, that the Company shall have the right to deduct any such taxes, in its sole discretion, from any amount payable to the participant under the Plan or from any payment of any kind otherwise due to the participant.  Participants who wish to avoid the withholding of shares of Stock otherwise issuable to them under the Plan should arrange with the Company to pay the amount of taxes required to be withheld in advance of the settlement date.

C.            Notices; Delivery of Stock Certificates.  Any notice required or permitted to be given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the participant at the last address shown for the participant on the records of the Company.  Delivery of stock certificates to persons entitled to receive them under the Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to such person at his/her last known address on file with the Company.

D.            Nontransferability of Rights.  During a participant’s lifetime, any payment or issuance of shares under the Plan shall be made only to him/her.  No RSU or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a participant or any beneficiary under the Plan to do so shall be void.  No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a participant or beneficiary entitled thereto.

E.             Company’s Obligations to Be Unfunded and Unsecured.  The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts or issuance of any shares of Stock hereunder.  No participant or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under the Plan, and any participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

F.             Governing Law.  The terms of the Plan shall be governed, construed, administered and regulated in accordance with the laws of the Commonwealth of Massachusetts.  In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

G.            Effective Date of Plan.  The Plan became effective as of October 17, 1995, upon approval by the holders of a majority of the shares of the Company’s Class A Common Stock and Class B Common Stock, voting as a single class, present or represented and entitled to vote at a meeting of the shareholders.

WATTS WATER TECHNOLOGIES, INC.

AMENDMENT NO. 1

TO

WATTS WATER TECHNOLOGIES, INC.

MANAGEMENT STOCK PURCHASE PLAN

AMENDED AND RESTATED AS OF JANUARY 1, 2005

The Management Stock Purchase Plan of Watts Water Technologies, Inc. as amended and restated as of January 1, 2005 (the “Plan”) is hereby amended as follows:

1.             Subsection VIII.A of the Plan is deleted and replaced with the following:

“A.          Shares Issuable.  The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,000,000.  For purposes of this limitation, the shares of Stock underlying any RSUs that are canceled shall be added back to the shares of Stock available for issuance under the Plan.  Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently re-acquired by the Company.”

2.             Except as amended hereby, the Plan remains in full force and effect.

Adopted by the Board of Directors on February 6, 2007

Approved by the Stockholders on May 2, 2007

WATTS WATER TECHNOLOGIES, INC.

Amendment No. 2 to Management Stock Purchase Plan

Amended and Restated as of January 1, 2005

The Watts Water Technologies, Inc. Management Stock Purchase Plan as Amended and Restated as of January 1, 2005, pursuant to Section IX thereof, is hereby amended as follows:

Subsection X(B) is amended to read in its entirety as follows:

“B.  Withholding.  Participation in the Plan is subject to any required tax withholding on wages or other income of the participant in connection with the Plan.  Each participant agrees, by entering the Plan, that the Company shall have the right to deduct any such taxes by withholding shares of Stock otherwise issuable to him under the Plan with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the minimum required tax withholding obligation.”

Approved by the Board of Directors on July 31, 2007.